                                                                    Exhibit 10.9
                                                                    ------------



                          RIGHT NOW TECHNOLOGIES, INC.



                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT



                               December 13, 1999

                               TABLE OF CONTENTS


                                                                            Page
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
1.   AGREEMENT TO SELL AND PURCHASE...........................................1
     1.1   Authorization of Shares............................................1
     1.2   Sale and Purchase..................................................1

2.   CLOSING, DELIVERY AND PAYMENT............................................1
     2.1   Closing............................................................2

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................2
     3.1    Organization, Good Standing and Qualification.....................2
     3.2    Capitalization....................................................2
     3.3    Authorization; Binding Obligations................................3
     3.4    Financial Statements..............................................3
     3.5    Agreements; Action................................................3
     3.6    Obligations to Related Parties....................................4
     3.7    Changes...........................................................4
     3.8    Title to Properties and Assets; Liens, etc........................5
     3.9    Patents and Trademarks............................................5
     3.10   Compliance with Other Instruments.................................6
     3.11   Litigation........................................................6
     3.12   Tax Returns and Payments..........................................7
     3.13   Employees.........................................................7
     3.14   Obligations of Management.........................................7
     3.15   Registration Rights...............................................7
     3.16   Compliance with Laws..............................................7
     3.17   Offering Valid....................................................8
     3.18   Full Disclosure...................................................8
     3.19   Minute Books......................................................8
     3.20   Environmental Protection..........................................8
     3.21   Brokers...........................................................9
     3.22   Section 1202 of the Internal Revenue Code.........................9

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................10

     4.1   Requisite Power and Authority.....................................10
     4.2   Consents..........................................................11
     4.3   Investment Representations........................................11


5.   CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING....................12
     5.1   Representations and Warranties Correct............................12
     5.2   Covenants.........................................................12
     5.3   Compliance Certificates...........................................12
     5.4   Board of Directors................................................12
     5.5   Investors' Rights Agreement.......................................12
     5.6   Certificate.......................................................12
     5.7   Qualifications....................................................11


     5.8   Opinion........................................................... 13
     5.9   Right of First Refusal and Co-Sale Agreement...................... 13

6.   CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING.......................... 13

     6.1   Representations Correct........................................... 13
     6.2   Qualifications, Legal Investment.................................. 13
     6.3   Covenants......................................................... 13
     6.4   Certificate....................................................... 13

7.   MISCELLANEOUS........................................................... 13

      7.1   Governing Law.................................................... 14
      7.2   Survival......................................................... 14
      7.3   Successors and Assigns........................................... 14
      7.4   Entire Agreement................................................. 14
      7.5   Severability..................................................... 14
      7.6   Amendment and Waiver............................................. 14
      7.7   Delays or Omissions.............................................. 15
      7.8   Notices, etc..................................................... 15
      7.9   Expenses......................................................... 15
     7.10   Attorneys' Fees.................................................. 15
     7.11   Titles and Subtitles............................................. 15
     7.12   Broker's Fees.................................................... 16
     7.13   Counterparts..................................................... 16
     7.14   S Corporation Distributions...................................... 14

                          RIGHT NOW TECHNOLOGIES, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This Series A Preferred Stock Purchase Agreement (the "Agreement") is entered into as of December 13, 1999, by and among Right Now Technologies, Inc., a Montana corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are
                              ---------
hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                R E C I T A L S

     WHEREAS, the Company has, or prior to the Closing (as defined in Section 2 below) will have, authorized the sale and issuance of 5,554,853 shares of its Series A Preferred Stock (the "Shares");

     WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. AGREEMENT TO SELL AND PURCHASE.


        1.1 Authorization of Shares. On or prior to the Closing, the Company shall have authorized the sale and issuance to Purchasers of the Shares having the rights, preferences, privileges and restrictions set forth in the Articles of Amendment to the Restated Articles of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Articles of Amendment"). The Company
                        ---------
has, or prior to the Closing will have, adopted and filed the Articles of Amendment with the Secretary of State of Montana.

        1.2 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of $2.91 per Share.
                         ---------

     2. CLOSING, DELIVERY AND PAYMENT.

        2.1 Closing. The closing of the sale and purchase of Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. on December 13, 1999 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati or at such other time or place as the Company and Purchasers may mutually agree. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares purchased by such Purchaser from the Company, as set forth on Exhibit A, against
                                                              ---------
payment  by or on behalf of
such  Purchaser of the purchase  price  therefor,  as set forth on Exhibit A, by
                                                                   ---------
wire transfer or check made payable to the order of the Company.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to each Purchaser as
---------
follows:

        3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Montana. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company has no subsidiaries and owns no equity securities of any other corporation, limited partnership or similar entity.

        3.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, consists of 50,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), 20,417,585 shares of which are issued and outstanding, and 15,000,000 shares of Preferred Stock, $.001 par value per share, 5,554,853 shares of which are designated Series A Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued to the persons listed on Exhibit D hereto, (ii) are fully paid and nonassessable, (iii)
                  ---------
were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iv) were issued in compliance with any applicable preemptive rights, rights of first refusal or other similar rights. The rights, preferences, privileges and restrictions of the Series A Preferred Stock, are as stated in the Articles of Amendment. The shares of Common Stock issuable upon the conversion of the Series A Preferred Stock (the "Conversion Shares") have been duly and validly reserved for issuance and, when issued in accordance with the Articles of Amendment, will be validly issued, fully paid and nonassessable. Other than as set forth on the Schedule of Exceptions, and except as may be granted pursuant to the Investors' Rights Agreement, of date even herewith, by and among the Company and the Purchasers, the form of which is attached hereto as Exhibit E (the "Rights Agreement"),
                                        ---------
there are no outstanding options, warrants, rights (including conversion or preemptive rights), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

        3.3 Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization, sale and issuance of the Shares pursuant hereto and the Conversion Shares pursuant to the Articles of Amendment and for the performance of the Company's obligations hereunder and under the Rights Agreement and the Right of First Refusal and Co-Sale Agreement, of date even herewith, by and among the Company and the Purchasers, the form of which is attached hereto a Exhibit F (the "Co-Sale Agreement") has been taken
                              ---------
or will be taken prior to the Closing. The Agreement, the Rights Agreement and the Co-Sale Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions in Section 2.7 of the Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The Shares have been duly authorized by the Company and when issued in compliance with the provisions of this Agreement and the Articles of Amendment, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

        3.4 Financial Statements. The Company has delivered to each Purchaser its unaudited consolidated balance sheet, statement of operations and retained earning and cash flows as of and for the year ended December 31, 1998 and as of and for the six months ended June 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects. The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates, and for the periods, indicated therein.

        3.5 Agreements; Action.

           (a) Except for agreements explicitly contemplated hereby, agreements between the Company and its employees with respect to the sale of Common Stock and as set forth on the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates, or any affiliate or relative thereof.

           (b) Except as set forth on the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.


           (c) Except as set forth on the Schedule of Exceptions, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock (other than stock splits), (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business and disclosed in the Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iv) repurchased, redeemed or otherwise acquired any shares of its capital stock or agreed to do so, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

              (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.6 Obligations to Related Parties. Except as set forth on the Schedule of Exceptions, there are no obligations of the Company to officers, directors, stockholders, or employees (or relatives of such persons) of the Company and no obligations of any of such persons (or relatives of such persons) to the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

         3.7 Changes.  Since June 30, 1999, there has not been:

            (a) Any change in the assets, liabilities, financial condition or operating results of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operating results of the Company;

            (b) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

            (c) Any waiver by the Company of a valuable right or of a material debt owed to it;

            (d) Any direct or indirect loans made by the Company to any stockholder, employee, officer, or director of the Company;

            (e) Any declaration or payment of any dividend (other than stock splits) or other distribution of the assets of the Company;

            (f) Any labor organization activity;

            (g) To the Company's knowledge, any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected, or so far as the Company may now reasonably foresee in the future may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company; or

            (h) Any agreement on the part of the Company to do any of the foregoing.

         3.8 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet as of June 30, 1999 (included in the Financial Statements), and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than
(i) those resulting from taxes which have not yet become delinquent, or (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company.

         3.9 Patents and Trademarks. The Company, as of the Closing Date, owns or has sufficient rights to those trade names, copyrights, trade secrets, information, patents, trademarks, service marks, rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Company is not aware of any particular intellectual property that it believes is essential to its product development, to which it cannot obtain sufficient rights on reasonable terms. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not violated or infringed, and by conducting its business as proposed, will not violate or infringe, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         3.10 Compliance with Other Instruments. The Company is not in violation, breach or default of any term of its Restated Articles of Incorporation or Bylaws, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, any statute, rule, or regulation applicable to the Company or by which the Company or its assets is bound which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company, and no event or condition has occurred or exists which, with the lapse of time or the giving of notice or both, would constitute such a violation, breach or default. The execution, delivery, and performance of and compliance with this Agreement, the Rights Agreement and the Co-Sale Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Articles of Amendment, will not result in any such violation, breach or default or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.11 Litigation. Except as set forth on the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, liabilities, financial condition, operations, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is neither a party to nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.12 Tax Returns and Payments. The Company has filed all tax returns, reports, schedules and other documents which are required to be filed by it with the Internal Revenue Service or any other governmental taxing authority. All such tax returns are accurate and complete in all material respects and all taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes and estimated payments due and payable by the Company on or before the Closing have been paid.

         3.13 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or threatened with respect to the Company. Except as set forth on the Schedule of Exceptions, no employee has any agreement or contract, written or oral, regarding his employment with the Company. Except as set forth on the Schedule of Exceptions, to the Company's knowledge, no employee of the Company, nor anyone with whom the Company has contracted, is in violation of any term of any employment, non- compete or non-disclosure contract, inventions agreement, patent disclosure agreement or any other agreement relating to the right of any such individual to be employed by, or to provide services to or contract with, the Company; and the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. Except as set forth on the Schedule of Exceptions, the Company has not received any notice alleging that any such violation has occurred. Except as set forth on the Schedule of Exceptions, each employee of the Company has executed an Employee Inventions and

Proprietary Rights Assignment Agreement, in the form attached hereto as Exhibit
                                                                        -------
G. Except as set forth on the Schedule of Exceptions, as of the Closing Date, no
-
employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company.

         3.14 Obligations of Management. Each officer of the Company is currently devoting such of his or her business time to the conduct of the business of the Company as is reasonably necessary to carry out the business of the Company, as now conducted and proposed to be conducted.

         3.15 Registration Rights. Except as required pursuant to the Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.2 of the Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.16 Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations, declarations or other documents are required to be filed in connection with the execution and delivery of this Agreement and the Rights Agreement or the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

         3.17 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.3 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the offer or sale of such Shares by the Company to the Purchasers within the registration provisions of the Securities Act or any state securities laws.

         3.18 Full Disclosure. Neither this Agreement or any certificate furnished to Purchasers at the Closing pursuant hereto, the Exhibits hereto, the Rights Agreement or the documents delivered to the Purchasers pursuant to their due diligence request, when taken together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.19 Minute Books. The minute books of the Company provided to the Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. The stock records of the Company provided to the Purchasers contain a complete and accurate record of the issuances, transfers, repurchases and cancellations of the Company's capital stock.

         3.20 Environmental Protection. To the Company's knowledge, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Sections 11001, et seq., and the Resource Conversation and
                                      -- ---
Recovery Act, 42 U.S.C. Sections 6901, et seq.
                                       -- ---

         3.21 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.


         3.22 Section 1202 of the Internal Revenue Code. To the best of the Company's knowledge, the capital stock issuable hereunder will constitute "Qualified Small Business Stock" within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of issuance and the Company hereby represents and warrants that it shall continue to do the following:


            (a) to comply with the reporting and recordkeeping requirements of
Section 1202 of the Code and any regulations promulgated thereunder; and

            (b) to provide the Purchasers with notice at least ten (10) business days prior to taking any of the following actions:

               (1) Within the two (2) year period ending one (1) year from the date hereof, purchase an amount of its own stock (within the meaning of Section 1202(c)(3) of the Code) having an aggregate value at the time(s) of purchase exceeding five (5%) percent of the aggregate value of all of its outstanding stock determined as of the start of such period;

               (2) Conduct any of the following businesses (as defined for purposes of Section 1202(e)(3) of the Code):

                   (A) any business involving the performance of services in the fields of law, accounting, actuarial science, performing arts, athletics, or brokerage services;

                   (B) any banking or insurance business;

                   (C) any farming business (including the business of raising or harvesting trees);

                   (D) any business involving the production or extraction of natural resources with respect to which a deduction is allowable under Section 613 or 613A of the Code; or

                   (E) any business of operating a hotel, motel, restaurant or similar establishment;

               (3) Permit more than ten percent (10%) of the value of its assets to consist of stock issued by other companies (other than stock of companies that qualify as subsidiaries of the Company within the meaning of Section 1202(e)(5) of the Code or stock that is held as working capital or reasonably expected to be sold within two (2) years to finance research and experimentation within the meaning of Section 1202(e)(6) of the Code);

               (4) Permit more than ten percent (10%) of the value of its assets to consist of real property which is not used in the active conduct of a qualified trade or business within the meaning of Section 1202(e)(7) of the Code;

               (5) Make an election under Section 936 of the Code (relating to the Puerto Rico and possessions tax credit) or permit a subsidiary to make such an election; or

               (6) In a single transaction or series of related transactions, raise capital of more than one million dollars ($1,000,000) through the issuance of securities or the incurrence of indebtedness if such transaction or series of related transactions likely would cause the Company to fail to satisfy the active business requirement set forth in Section 1202(e)(1) of the Code by virtue of holding excess cash or investment assets.

          For purposes of the foregoing, any valuation or other determination (including, without limitation, a determination that a specific course of action does not constitute the conduct of a business described in (b)(2), above) made by the Company's Board of Directors in good faith or for which there was, at the time made, a reasonable basis in law or fact shall be conclusive.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants severally and not jointly to the Company as follows:

        4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Rights Agreement and the Co-Sale Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement, the Rights Agreement and the Co-Sale Agreement has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Rights Agreement and the Co-Sale Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.7 of the Rights Agreement may be limited by applicable laws.

        4.2 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement, the Rights Agreement or the Co-Sale Agreement have been or shall have been obtained prior to and be effective as of the Closing.

        4.3 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants to the Company as follows:

            (a) Purchaser Bears Economic Risk. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

            (b) Acquisition for Own Account. This Agreement is made with the Purchaser in reliance upon Purchaser's representation to the Company, which is made by Purchaser's execution of this Agreement, that the Shares to be acquired by Purchaser will be acquired for investment for Purchaser's own account for investment only.

            (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, the Rights Agreement and the Co-Sale Agreement.

            (d) Accredited Investor. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (e) Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

      5. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. The Purchasers' obligations to purchase the Shares at the Closing are subject to the fulfillment on or prior to Closing of all of the conditions set forth below in this Section 5 to the extent not waived by each Purchaser.

         5.1 Representations and Warranties Correct. The representations and warranties made in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of the Closing Date.

         5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all respects.

         5.3 Compliance Certificates. The Company shall have delivered to the Purchasers certificates of the Company, (i) one of which has been executed by the Chief Executive Officer of the Company, dated the date of the Closing, which certifies to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement and (ii) one of which has been executed by the Secretary of the Company, dated the date of the Closing, which certifies as to the fact that true and complete copies of the Company's Restated Articles of Incorporation, Bylaws, Articles of Amendment and resolutions regarding the sale of the Shares are attached thereto.

         5.4 Board of Directors. The Board of Directors shall consist of Greg Gianforte, Robert Ryan, Jeff Honeycomb, Susan Carstensen and Roger Evans.

         5.5 Investors' Rights Agreement. The Company and the Purchasers shall have entered into the Rights Agreement.

         5.6 Certificate. The Articles of Amendment shall have been filed with the Secretary of State of the State of Montana and shall have become effective.

         5.7 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Closing.

         5.8 Opinion. The Purchasers shall have received from Dorsey & Whitney LLP, counsel to the Company, an opinion letter substantially in the form attached as Exhibit H, addressed to them, dated as of the date of the Closing.
            ---------
         5.9 Right of First Refusal and Co-Sale Agreement. The Company and the Purchasers shall have entered into the Co-Sale Agreement.

      6. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The Company's obligation to sell the Shares at the Closing is subject to the fulfillment of the following conditions to the extent not waived by the Company:

         6.1 Representations Correct. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of the Closing Date.

         6.2 Qualifications, Legal Investment. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale and issuance of the Shares and the proposed issuance of the Conversion Stock shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

         6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all respects.

         6.4 Certificate. The Articles of Amendment shall have been filed with the Secretary of State of the State of Montana.


      7. MISCELLANEOUS.


         7.1 Governing Law. This Agreement shall be governed in all respects by the laws of California, without regard to its choice of law principles.

         7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the Closing of the transactions contemplated hereby for a period of one year. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.4 Entire Agreement. This Agreement, the Exhibits hereto, the Rights Agreement, the Co-Sale Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        7.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        7.6  Amendment and Waiver.

             (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of not less than a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

             (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of not less than a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted).

        7.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Purchaser, upon any breach, default or noncompliance of the Company under this Agreement, the Rights Agreement, the Co-Sale Agreement or the Articles of Amendment, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any waiver in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Articles of Amendment or any waiver on such Purchaser's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Articles of Amendment, by law, or otherwise afforded to Purchasers, shall be cumulative and not alternative.

        7.8 Notices, etc. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier, upon electronic confirmation of receipt when sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on Exhibit A, or as subsequently modified by written notice.

        7.9 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and the Company shall pay the costs and expenses that Purchasers incur with respect to the transactions contemplated by this Agreement, including the reasonable fees and expenses of Wilson Sonsini Goodrich & Rosati, special counsel to the Purchasers; provided, however, that the Company's obligation to pay Purchasers' expenses, including the fees and expenses of its special counsel, under this Section 7.9 shall not exceed $15,000.

        7.10 Attorneys' Fees. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

        7.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        7.12 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.12 being untrue.

        7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        7.14 S Corporation Distributions. The Purchasers agree that, following the Closing Date, the Board of Directors may distribute to persons who held shares of the Company's Common Stock prior to the Closing Date an amount not to exceed the amount sufficient for such persons to pay taxes relating to the Company's status as an S corporation prior to the Closing, such amounts to be distributed only if such taxes are due and payable.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

RIGHT NOW TECHNOLOGIES, INC.

By: /s/ Greg Gianforte
    ------------------
    Greg Gianforte
    Chief Executive Officer

PURCHASERS:

GREYLOCK IX LIMITED PARTNERSHIP

By: Greylock IX GP Limited Partnership,
    its general partner

By: /s/ Roger L. Evans
    ------------------
    General Partner

SUMMIT ACCELERATOR FUND, L.P.

By:  SUMMIT ACCELERATOR PARTNERS, L.L.C.
     Its General Partner

   By: Summit Accelerator Management, L.P.
       A Member

       By: Summit Accelerator Management, L.L.C.
           Its General Partner

           By: /s/ C.W. Sheeline
               -----------------
               A Managing Member

/s/ Greg Gianforte
------------------
Greg Gianforte

/s/ Robert Ryan
---------------
Robert Ryan

/s/ Susan Carstensen
--------------------
Susan Carstensen

                               INDEX OF EXHIBITS
                               -----------------

Schedule of Purchasers                                               Exhibit A

Articles of Amendment of Restated Articles of Incorporation          Exhibit B

Schedule of Exceptions                                               Exhibit C

List of Stockholders                                                 Exhibit D

Investors' Rights Agreement                                          Exhibit E

Right of First Refusal and Co-Sale Agreement                         Exhibit F

Form of an Employee Inventions and Proprietary Rights
Assignment Agreement                                                 Exhibit G

Form of Legal Opinion                                                Exhibit H

                                   Exhibit A

                            Schedule of Purchasers

         Purchaser Name and Address                            Shares               Purchase Price
         --------------------------                            -------              --------------
GREYLOCK IX LIMITED PARTNERSHIP                               4,811,196             $14,000,580.36

Address: 755 Page Mill Road, Bldg. A, Suite 100
         Palo Alto, California 94304

Fax:     650-493-5575

SUMMIT ACCELERATOR FUND, L.P.                                   400,000               1,164,000

Address: 499 Hamilton Ave., Suite 200
         Palo Alto, California 94301
         Attention:  Kip Sheeline

Fax:     650-321-1188

GREG GIANFORTE                                                   68,731                 200,007.21

Address:  c/o Right Now Technologies, Inc.
          601 Haggerty Lane, Suite D
          Bozeman, Montana  59715

Fax:      406-522-4208

ROBERT RYAN                                                     223,377                 650,027.07

Address:  77 Storm King Road
          Hamilton, Montana  59840

Fax:      406-363-0155

SUSAN CARSTENSEN                                                 51,549                 150,007.59

Address:  c/o Right Now Technologies, Inc.
          601 Haggerty Lane, Suite D
          Bozeman, Montana  59715

Fax:      406-522-2908